EXHIBIT 99.1

Contacts:
Leiv Lea
Pharmacyclics, Inc.
(408) 774-0330
Carolyn Bumgardner Wang
WeissComm Partners
(415) 946-1065

PHARMACYCLICS REPORTS THIRD QUARTER FINANCIAL RESULTS

Sunnyvale, Calif., -- April 27, 2006 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its third fiscal quarter ended March 31, 2006. The net loss for the third quarter of fiscal 2006, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $7.4 million, or $0.37 per share, compared to a net loss of $8.0 million, or $0.40 per share, in the third quarter of fiscal 2005. Third quarter of fiscal 2006 non-GAAP pro forma net loss was $6.0 million, or $0.30 per share. The difference between GAAP net loss and non-GAAP pro forma net loss for the third quarter of fiscal 2006 is the result of $1.4 million of stock-based compensation expense recorded in accordance with the adoption of SFAS 123R as of July 1, 2005.

Total GAAP operating expenses were $8.0 million in the third quarter of fiscal 2006 compared to $8.4 million for the third quarter of fiscal 2005, a decrease of $0.4 million. The decrease resulted from a reduction of $1.5 million in outside clinical trial costs due to the conclusion of the company's pivotal Phase 3 trial with Xcytrin® that was primarily offset by an increase in stock-based compensation expense of $1.4 million.

Pharmacyclics also reported its financial results for the nine months ended March 31, 2006. The net loss, on a GAAP basis, for the nine months ended March 31, 2006 was $27.5 million, or $1.38 per share, compared to a net loss of $23.0 million, or $1.17 per share, for the nine months ended March 31, 2005. The non- GAAP pro forma net loss for the nine months ended March 31, 2006 was $22.6 million, or $1.14 per share, compared to a non-GAAP pro forma net loss of $23.0 million, or $1.17 per share for the nine months ended March 31, 2005.

As of March 31, 2006, the company's cash, cash equivalents and marketable securities totaled $49.2 million compared to $71.9 million as of June 30, 2005.

"The results from the Phase 3 SMART trial will be presented at the ASCO Annual Meeting this June. The data from this trial are being reviewed with the FDA, and we continue to develop Xcytrin in multiple Phase 1 and 2 trials for a range of cancer indications," said Richard A. Miller, M.D., president and chief executive officer of Pharmacyclics. "We have also significantly expanded and strengthened our oncology franchise with our recent acquisition of several promising drug candidates and programs from Celera Genomics."

Note: Pharmacyclics' non-GAAP net loss and non-GAAP net loss per share exclude recurring expenses associated with stock-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the tables below.

Reconciliation of GAAP to Pro Forma Net Loss (in thousands):

                                            Three Months Three Months Six Months   Six Months
                                               Ended        Ended        Ended        Ended
                                             March 31,    March 31,    March 31,    March 31,
                                               2006         2005         2006         2005
                                            -----------  -----------  -----------  -----------

   GAAP Net Loss                           $    (7,375) $    (7,956) $   (27,466) $   (23,046)
   Plus:  Stock-based compensation expense       1,373            9        4,881           19
                                            -----------  -----------  -----------  -----------
   Non-GAAP Pro Forma Net Loss             $    (6,002) $    (7,947) $   (22,585) $   (23,027)
                                            ===========  ===========  ===========  ===========

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer, atherosclerosis and other diseases. Its technology is based on novel small molecules that target cell signaling pathways critical to tumor growth. The company's oncology drug targets are in numerous clinical trials for a range of cancers. In December 2005, the company announced top-line results from its pivotal Phase 3 SMART trial of Xcytrin in patients with brain metastases from non-small-cell lung cancer, and is currently discussing these data with the FDA. Full results and analyses will be presented at the 2006 ASCO Annual Meeting in Atlanta in June. More information about the company, its technology, and products in development can be found on its website at www.pharmacyclics.com. Pharmacyclics® , Xcytrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about enrollment and future plans for our clinical trials, progress of and reports of results, including analyses of data from preclinical and clinical studies, including results from our SMART trial, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "project," "believe," "will," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the initiation, timing, design, enrollment and cost of clinical trials; unexpected delays in and unanticipated increases in costs related to our preclinical studies and clinical trials; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its quarterly report on Form 10-Q for the period ended December 31, 2005. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Statements of Operations
(unaudited) (in thousands, except per share data)

                                                                         Three Months
                                                                         Ended March 31,
                                        -------------------------------------------------------------------
                                                     2006                               2005
                                        ---------------------------------  --------------------------------
                                         GAAP(1)   Difference   Non-GAAP(2) GAAP(1)   Difference Non-GAAP(2)
                                        ---------  ---------    ---------  ---------  ---------  ----------
Contract revenue                       $     156  $      --    $     156  $      --  $      --  $       --
Operating expenses:
   Research and development                5,313       (559)(3)    4,754      6,513         (9)      6,504
   General and administrative              2,685       (814)(3)    1,871      1,912          --      1,912
                                        ---------  ---------    ---------  ---------  ---------  ----------
      Total operating expenses             7,998     (1,373)       6,625      8,425         (9)      8,416
                                        ---------  ---------    ---------  ---------  ---------  ----------
Loss from operations                      (7,842)     1,373       (6,469)    (8,425)         9      (8,416)
Interest and other income, net               467          --         467        469          --        469
                                        ---------  ---------    ---------  ---------  ---------  ----------
Net loss                               $  (7,375) $   1,373    $  (6,002) $  (7,956) $       9  $   (7,947)
                                        =========  =========    =========  =========  =========  ==========
Basic and diluted net loss per share   $   (0.37) $    0.07    $   (0.30) $   (0.40) $       -- $    (0.40)
                                        =========  =========    =========  =========  =========  ==========
Shares used to compute basic and
   diluted net loss per share             19,904          --      19,904     19,743          --     19,743
                                        =========  =========    =========  =========  =========  ==========

                                                                         Nine Months
                                                                         Ended March 31,
                                        -------------------------------------------------------------------
                                                     2006                               2005
                                        ---------------------------------  --------------------------------
                                         GAAP(1)   Difference   Non-GAAP(2) GAAP(1)   Difference Non-GAAP(2)
                                        ---------  ---------    ---------  ---------  ---------  ----------
Contract revenue                       $     156  $      --    $     156  $      --  $      --  $       --
Operating expenses:
   Research and development               19,315     (2,306)(3)   17,009     18,899        (19)     18,880
   General and administrative              9,756     (2,575)(3)    7,181      5,492          --      5,492
                                        ---------  ---------    ---------  ---------  ---------  ----------
      Total operating expenses            29,071     (4,881)      24,190     24,391        (19)     24,372
                                        ---------  ---------    ---------  ---------  ---------  ----------
Loss from operations                     (28,915)     4,881      (24,034)   (24,391)        19     (24,372)
Interest and other income, net             1,449          --       1,449      1,345          --      1,345
                                        ---------  ---------    ---------  ---------  ---------  ----------
Net loss                               $ (27,466) $   4,881    $ (22,585) $ (23,046) $      19  $  (23,027)
                                        =========  =========    =========  =========  =========  ==========
Basic and diluted net loss per share   $   (1.38) $   (0.24)   $   (1.14) $   (1.17) $       -- $    (1.17)
                                        =========  =========    =========  =========  =========  ==========
Shares used to compute basic and
   diluted net loss per share             19,871          --      19,871     19,700          --     19,700
                                        =========  =========    =========  =========  =========  ==========

[1] Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
[2] Non-GAAP amounts exclude stock-based compensation expense.
[3] Represents stock-based compensation expense.

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Balance Sheets
(unaudited, in thousands)

                                                             March 31,    June 30,
                                                               2006         2005
                                                            -----------  -----------

   Assets
     Cash, cash equivalents and marketable securities .... $    49,204  $    71,899

     Other current assets ................................       1,372        1,254
                                                            -----------  -----------
          Total current assets ...........................      50,576       73,153

     Property and equipment, net .........................         800          884

     Other noncurrent assets .............................         527          527
                                                            -----------  -----------
                                                           $    51,903  $    74,564
                                                            ===========  ===========

   Liabilities and stockholders' equity
     Current liabilities ................................. $     3,853  $     4,473

     Long-term obligations ...............................          82           97

     Stockholders' equity ................................      47,968       69,994
                                                            -----------  -----------
                                                           $    51,903  $    74,564
                                                            ===========  ===========

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